Exhibit 23


                    Consent of Independent Public Accountants




          As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 28, 2000 included and incorporated by reference in this Form 10-K, into Farr Company's previously filed Registration Statements on File Numbers 2-83890, 33-18897, 33-47836, 33-71400 and 33-64387.








       Los Angeles, California                     Arthur Andersen LLP
       March 20, 2000